UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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SQUARE, INC.

(Name of Registrant as Specified In Its Charter)

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SQUARE, INC.

1455 MARKET STREET, SUITE 600

SAN FRANCISCO, CALIFORNIA 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Thursday, June 23, 2016

Dear Stockholders of Square, Inc.:

We cordially invite you to attend the 2016 annual meeting of stockholders (the “Annual Meeting”) of Square, Inc., a Delaware corporation, which will be held virtually on Thursday, June 23, 2016, at 11:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2016, where you will be able to listen to the meeting live, submit questions and vote online.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1. To elect three Class I directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve, on an advisory basis, the compensation of our named executive officers;

3. To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 25, 2016 as the record date for the Annual Meeting. Only stockholders of record on April 25, 2016 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

The accompanying proxy statement and our annual report can be accessed by visiting: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

We appreciate your continued support of Square.

By order of the Board of Directors,

Jack Dorsey

President, Chief Executive Officer and Chairman of

the Board

San Francisco, California

April 29, 2016

i

SQUARE, INC.

PROXY STATEMENT

FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. Pacific Time on Thursday, June 23, 2016

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2016 annual meeting of stockholders of Square, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held virtually on Thursday, June 23, 2016, at 11:00 a.m. Pacific Time. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/SQ2016, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 29, 2016 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

•	the election of three Class I directors to serve until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified;

•	a proposal to approve, on an advisory basis, the compensation of our named executive officers;

•	a proposal to approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of our named executive officers;

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Jack Dorsey, Earvin “Magic” Johnson, Jr. and David Viniar as Class I directors;

•	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers;

•	To hold future stockholder advisory votes on the compensation of our named executive officers every “ONE YEAR;” and

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016.

Who is entitled to vote?

Holders of either class of our common stock as of the close of business on April 25, 2016, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 42,391,899 shares of our Class A common stock outstanding and 292,908,662 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each proposal and each share of Class B Common Stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our “common stock.”

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

•	Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•	Proposal No. 2: The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of at least a majority of the voting power of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. You may vote “For,” “Against” or “Abstain” with respect to this proposal. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining named executive officer compensation.

•	Proposal No. 3: For the approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes from the holders of shares of common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon will be considered the frequency preferred by the stockholders. If you “Abstain” from voting on this proposal, it will have no effect on the outcome. Broker non-votes also will have no effect on the outcome of this proposal. However, because this proposal is an advisory vote, the result will not be binding on our board of directors or our company. Our board of directors and our compensation committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers.

•	Proposal No. 4: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions are considered shares present and entitled to vote on this proposal, and thus, will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 22, 2016 (have your Notice or proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903, until 11:59 p.m. Eastern Time on June 22, 2016 (have your Notice or proxy card in hand when you call);

•	by completing and mailing your proxy card (if you received printed proxy materials); or

•	by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/SQ2016, where you may vote and submit questions during the meeting. Please have your Notice or proxy card in hand when you visit the website.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the virtual Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	completing and returning a later-dated proxy card;

•	notifying the Corporate Secretary of Square, Inc., in writing, at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting?

You will be able to attend the Annual Meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/SQ2016. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 11:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Jack Dorsey, Sarah Friar and Dana Wagner have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (“SEC”), we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 29, 2016 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at:

Square, Inc.

Attention: Investor Relations

1455 Market Street, Suite 600

San Francisco, California 94103

(415) 375-3176

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2017 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 30, 2016. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Square, Inc.

Attention: Corporate Secretary

1455 Market Street, Suite 600

San Francisco, California 94103

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or (iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2017 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:

•	not earlier than the close of business on February 23, 2017; and

•	not later than the close of business on March 24, 2017.

In the event that we hold the 2017 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2017 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

•	the 90th day prior to the 2017 annual meeting of stockholders; or

•	the 10th day following the day on which public announcement of the date of the 2017 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2017 annual meeting of stockholders.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

Holders of our common stock may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our General Counsel or legal department at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. All of our directors, other than Messrs. Dorsey and McKelvey are independent within the meaning of the listing standards of the New York Stock Exchange. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of March 31, 2016, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Jack Dorsey	I	39	President, Chief Executive Officer and Chairman	2009	2016	2019
Earvin “Magic” Johnson, Jr.(3)	I	56	Director	2015	2016	2019
David Viniar(1)(3)	I	60	Lead Independent Director	2013	2016	2019

Continuing Directors
Roelof Botha(1)(2)	II	42	Director	2011	2017	—
Jim McKelvey	II	50	Director	2009	2017	—
Ruth Simmons(3)	II	70	Director	2015	2017	—
Mary Meeker(2)	III	56	Director	2011	2018	—
Lawrence Summers(1)	III	61	Director	2011	2018	—

(1)	Member of our audit and risk committee
(2)	Member of our compensation committee
(3)	Member of our nominating and corporate governance committee

Nominees for Director

Jack Dorsey is our co-founder and has served as our President and Chief Executive Officer and as a member of our board of directors since July 2009. From May 2007 to October 2008, Mr. Dorsey served as President and Chief Executive Officer of Twitter, Inc. Mr. Dorsey now serves as Chief Executive Officer and a director of Twitter. Mr. Dorsey is committed to his chief executive officer roles at both Square and Twitter. While he does not have minimum time commitments at either company, he devotes significant time, attention and efforts to each of them. He generally divides his time roughly equally between them several days a week, and he retains flexibility to ensure he can re-allocate his time based on the needs of each business. The particulars of his time-allocation strategy may change over time. Mr. Dorsey also serves as a member of the board of directors of The Walt Disney Company.

Mr. Dorsey was selected to serve on our board of directors because of the perspective and experience he provides as one of our founders, as well as his extensive experience with technology companies.

Earvin “Magic” Johnson, Jr. has served as a member of our board of directors since July 2015. Since June 1979, Mr. Johnson has served as the Chief Executive Officer of Magic Johnson Enterprises, Inc., or its predecessor, a company that develops and provides a range of products and services largely focused on urban communities. Since July 1994, Mr. Johnson has served as a Vice President of the Los Angeles Lakers.

Mr. Johnson has also been a co-owner of the Los Angeles Dodgers since March 2012, the Los Angeles Sparks since February 2014 and the Los Angeles Football Club since October 2014. Prior to his career in business, Mr. Johnson played professional basketball for the Los Angeles Lakers from 1979 through 1991, during which time the Lakers won five world championships and he received the NBA Most Valuable Player award three times, ultimately being elected to the Naismith Memorial Basketball Hall of Fame in June 2002. Mr. Johnson currently serves as the Chairman of the board of directors of the Magic Johnson Foundation, a philanthropic foundation, as well as on the boards of directors of a number of privately-held companies.

Mr. Johnson was selected to serve on our board of directors because of his diverse background in professional sports, business and community development and his experience working with underserved urban communities.

David Viniar has served as a member of our board of directors since October 2013. From August 1980 until his retirement in January 2013, Mr. Viniar served in various positions at The Goldman Sachs Group, including as Chief Financial Officer, Executive Vice President and Head of the Operations, Technology, Finance and Services Division. Mr. Viniar currently serves on the board of directors of The Goldman Sachs Group. Mr. Viniar holds a B.A. in Economics from Union College and an M.B.A. from Harvard Business School.

Mr. Viniar was selected to serve on our board of directors because of his financial and business expertise.

Continuing Directors

Roelof Botha has served as a member of our board of directors since January 2011. Since January 2003, Mr. Botha has served in various positions at Sequoia Capital, a venture capital firm, including as a Managing Member of Sequoia Capital Operations, LLC. From 2000 to 2003, Mr. Botha served in various positions at PayPal, Inc., including as Chief Financial Officer. Mr. Botha currently serves on the boards of directors of Natera, Inc., Xoom Corporation and a number of privately-held companies. Mr. Botha holds a B.S. in Actuarial Science, Economics and Statistics from the University of Cape Town and an M.B.A. from the Stanford Graduate School of Business.

Mr. Botha was selected to serve on our board of directors because of his financial and managerial experience.

Jim McKelvey is our co-founder and has served as a member of our board of directors since July 2009. Since July 2013, Mr. McKelvey has served as a Managing Director of SixThirty FinTech Accelerator, LLC, a financial technology accelerator. Since March 2012, Mr. McKelvey has served as a General Partner of Cultivation Capital, a venture capital firm. Since January 1990, Mr. McKelvey has served in various positions at Mira Smart Conferencing, a digital conferencing company. Mr. McKelvey currently serves on the boards of directors of a number of privately-held companies. Mr. McKelvey holds a B.S. in Computer Science and a B.A. in Economics from Washington University in St. Louis.

Mr. McKelvey was selected to serve on our board of directors because of the perspective and experience he brings as one of our founders.

Mary Meeker has served as a member of our board of directors since June 2011. Since December 2010, Ms. Meeker has served as a General Partner of Kleiner Perkins Caufield & Byers. From 1991 to 2010, Ms. Meeker worked at Morgan Stanley as a Managing Director and Research Analyst. Ms. Meeker currently serves on the boards of directors of LendingClub Corporation and a number of privately-held companies. Ms. Meeker holds a B.A. in Psychology from DePauw University and an M.B.A. from Cornell University.

Ms. Meeker was selected to serve on our board of directors because of her extensive experience advising and analyzing technology companies.

Dr. Ruth Simmons has served as a member of our board of directors since August 2015. Dr. Simmons is President Emerita of Brown University, having served as President from July 2001 to June 2012. Prior to that, Dr. Simmons served as President of Smith College from 1995 to 2001 and Vice Provost of Princeton University from 1991 to 1995. Dr. Simmons currently serves on the boards of directors of Mondelez International, Inc. and Fiat Chrysler Automobiles N.V., and previously served on the board of directors of Texas Instruments Inc. until April 2016. Dr. Simmons holds a B.A. in French from Dillard University and a Ph.D. in Romance Languages and Literatures from Harvard University.

Dr. Simmons was selected to serve on our board of directors because of her expertise on educational and public policy issues and her service on the boards of directors of a number of public companies.

Dr. Lawrence Summers has served as a member of our board of directors since June 2011. Since January 2011, Dr. Summers has served as the Charles W. Eliot University Professor & President Emeritus of Harvard University and the Weil Director of the Mossavar-Rahmani Center for Business & Government at the Harvard Kennedy School. From January 2009 to December 2010, Dr. Summers served as Director of the National Economic Council for President Obama. Dr. Summers previously served as President of Harvard University, and he has also served in various other senior policy positions, including as Secretary of the Treasury and Vice President of Development Economics and Chief Economist of the World Bank. Dr. Summers currently serves on the board of directors of LendingClub Corporation. Dr. Summers holds a B.S. in Economics from Massachusetts Institute of Technology and a Ph.D. in Economics from Harvard University.

Dr. Summers was selected to serve on our board of directors because of his extensive policy experience.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange. Under the listing standards of the New York Stock Exchange, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of the New York Stock Exchange require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the listing standards of the New York Stock Exchange, a director will only qualify as an “independent director” if, in the opinion of that listed company’s board of directors, that director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit and risk committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the New York Stock Exchange. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the New York Stock Exchange.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Ms. Meeker, Messrs. Botha, Johnson and Viniar, and Drs. Simmons and Summers, do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships, Related Party and Other Transactions.”

Board Leadership Structure and Role of Our Lead Independent Director

Mr. Dorsey currently serves as both the Chairman of our board of directors and as our Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Dorsey brings company-specific experience and expertise. As our co-founder, Mr. Dorsey is best positioned to identify strategic priorities, lead critical discussion and execute our business plans. We believe that the structure of our board of directors and committees of our board of directors provides effective independent oversight of management while Mr. Dorsey’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our board of directors has adopted Corporate Governance Guidelines that provide that one of our independent directors should serve as our Lead Independent Director at any time when the Chairman of our board of directors is not independent, including when our Chief Executive Officer serves as the Chairman of our board of directors. Because Mr. Dorsey is our Chairman and is not an “independent” director as defined in the listing standards of the New York Stock Exchange, our board of directors has appointed Mr. Viniar to serve as our Lead Independent Director. As our Lead Independent Director, Mr. Viniar presides over periodic meetings of our independent directors, serves as a liaison between our Chairman and our independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.

Board Meetings and Committees

During our fiscal year ended December 31, 2015, our board of directors held 10 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served, except Dr. Summers and Mr. Johnson, who each attended at least 60% of such meetings.

Although our Corporate Governance Guidelines do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.

Our board of directors has established an audit and risk committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit and Risk Committee

Our audit and risk committee consists of Messrs. Botha and Viniar and Dr. Summers, with Mr. Viniar serving as Chair. Each of our audit and risk committee members meets the requirements for independence for audit committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations. Each member of our audit and risk committee also meets the financial literacy and sophistication requirements of the listing standards of the New York Stock Exchange. In addition, our board of directors has determined that Mr. Viniar is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. Our audit and risk committee is, among other things, responsible for the following:

•	selecting and hiring a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	reviewing financial statements and discussing the scope and results of the independent audit and quarterly reviews with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

•	preparing the audit and risk committee report that the SEC requires to be included in our annual proxy statement;

•	reviewing the adequacy and effectiveness of our disclosure controls and procedures, and developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing and overseeing related party transactions; and

•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

Our audit and risk committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our audit and risk committee is available on our website at https://squareup.com/about/investors. During 2015, our audit and risk committee held six meetings.

Compensation Committee

Our compensation committee consists of Ms. Meeker and Mr. Botha, with Ms. Meeker serving as Chair. Each of our compensation committee members meets the requirements for independence for compensation committee members under the listing standards of the New York Stock Exchange and SEC rules and regulations, including Rule 10C-1 under the Exchange Act. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our compensation committee is, among other things, responsible for the following:

•	reviewing, approving and determining, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	overseeing our overall compensation philosophy and compensation policies, plans and benefits programs, including those for our executive officers;

•	administering our equity compensation plans; and

•	reviewing, approving and making recommendations to our board of directors regarding incentive compensation and equity compensation plans.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of the New York Stock Exchange. A copy of the charter of our compensation committee is available on our website https://squareup.com/about/investors. During 2015, our compensation committee held nine meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Johnson and Viniar and Dr. Simmons, with Dr. Simmons serving as Chair. Each of our nominating and corporate governance committee members meets the requirements for independence under the listing standards of the New York Stock Exchange and SEC rules and regulations. Our nominating and corporate governance committee is, among other things, responsible for the following:

•	identifying, evaluating and selecting, or making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluating the performance of our board of directors, individual directors and our Chief Executive Officer;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	overseeing, reviewing and making recommendations to our board of directors regarding our corporate governance practices;

•	reviewing the succession planning for our Chief Executive Officer, as well as each of our other members of our executive management team; and

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of the New York Stock Exchange. A copy of the charter of our nominating and corporate governance committee is available on our website at https://squareup.com/about/investors. Given that we were still a private company prior to our initial public offering in November 2015, during our fiscal year ended December 31, 2015, our nominating and corporate governance committee did not meet as a separate body.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the current size and composition, organization and governance of our board of directors and the needs of our board of directors and the respective committees of our board of directors. Some of the qualifications that our nominating and corporate governance committee considers include, without limitation, issues of character, integrity, judgment, business experience and diversity, and with respect to diversity, such factors as gender, race, ethnicity, differences in professional background, education, skill and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the board of directors, potential conflicts of interest and other commitments. Nominees must also have the highest personal and professional ethics and the ability to offer advice and guidance to our Chief Executive Officer and other members of management based on proven achievement and leadership in the companies or institutions with which they are affiliated. Director candidates must understand the fiduciary responsibilities that are required of a member of our board of directors and have sufficient time available in the judgment of our nominating and corporate governance committee to perform all board of director and committee responsibilities. Members of our board of directors are expected to prepare for, attend and participate in all board of director and applicable committee meetings. Our nominating and corporate governance committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders’ best interests.

Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Our nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations and Nominations to the Board of Directors

Our nominating and corporate governance committee will consider director candidates recommended by stockholders holding at least $2,000 in market value, or one percent (1%) on a fully diluted basis, of the company’s securities continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our amended and restated certificate of incorporation, amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws and our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our General Counsel or legal department in writing. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our capital stock, a signed letter from the candidate confirming willingness to serve on our board of directors and any additional information required by our amended and restated bylaws. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. To be timely for the 2017 annual meeting of stockholders, our Corporate Secretary must receive the nomination no earlier than the close of business on February 23, 2017 and no later than the close of business on March 24, 2017, or in the event that we hold the 2017 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, no earlier than the close of business on the 120th day before the 2017 annual meeting of stockholders and no later than the close of business on the later of either (i) the 90th day prior to the 2017 annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of the 2017 annual meeting of stockholders is first made if such first public announcement is less than 100 days prior to the date of the 2017 annual meeting of stockholders.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors may do so by writing to our board of directors or to the particular member or members of our board of directors, and mailing the correspondence to our General Counsel at Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. Each communication should set forth (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the class and number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner.

Our General Counsel or legal department, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors or the Lead Independent Director if the Chairman of our board of directors is not independent.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates, including independence standards, and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://squareup.com/about/investors. We will post amendments to our Code of Business Conduct and Ethics or any waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Risk Management

Our board of directors recognizes the oversight of risk management as one of their primary responsibilities and central to maintaining an effective, risk aware and accountable organization. This includes the oversight of our Enterprise Risk Management (“ERM”) framework, which is supported and enabled by our audit and risk committee. While our board of directors maintains ultimate responsibility for the oversight of risk, it has implemented a multi-layered approach which delegates certain responsibilities to the appropriate board committees to ensure that these primary areas of focus are thoroughly discussed and that a pervasive understanding of such focus areas is obtained. These primary risk areas of focus, as defined by the board, management and leaders of our ERM review, are strategic, operational, financial and compliance and consist of risks such as cybersecurity, financial reporting and competition. Our board of directors and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each board committee meets in executive session with key management personnel and representatives of outside advisors as required or requested.

Board/ Committee	Primary Areas of Risk Oversight
Full Board	Strategic, financial and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit and Risk Committee	Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, our programs and policies relating to legal and regulatory compliance and operational security and reliability.

Nominating and Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance and overall board and committee effectiveness and composition.

Compensation Committee	Risks and exposures associated with leadership assessment, retention and succession, executive compensation programs and arrangements and our compensation philosophy and practices.

The oversight responsibility of our board of directors and its committees is enabled by management reporting processes that are designed to provide visibility to our board of directors regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. Our board of directors’ responsibilities related to oversight of the ERM framework include a routine evaluation of the policy and processes, as well as discussions with key management, used to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation.

Director Compensation

In October 2015, our compensation committee adopted our Outside Director Compensation Policy, which became effective as of January 1, 2016, for the compensation of our non-employee directors. Our non-employee directors will receive compensation in the form of equity granted under the terms of our 2015 Equity Incentive Plan (the “2015 Plan”) and cash, as described below:

Equity Compensation. On the date of each annual meeting of stockholders, each of our non-employee directors is granted restricted stock units (“RSUs”) having a grant date fair value (determined in accordance with generally accepted accounting principles (“GAAP”)) equal to $250,000. The shares of our common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) on the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.

Subject to any limits in our 2015 Plan, each person who first becomes a non-employee director will receive an initial grant of RSUs on the date of his or her appointment having a grant date fair value (determined in accordance with GAAP) equal to $250,000 multiplied by a fraction (i) the numerator of which is (x) 12 minus (y) the number of months between the date of the last annual meeting of stockholders and the date the non-employee director becomes a member of our board of directors and (ii) the denominator of which is 12 (unless his or her appointment to our board of directors occurs on the date of an annual meeting of stockholders). The shares of our common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.

Our lead independent director will receive an annual grant of RSUs on the date of each annual meeting of stockholders having a grant date fair value (determined in accordance with GAAP) of $70,000. The shares of our common stock underlying the RSUs vest in full upon the earlier of (i) the first anniversary of the grant date or (ii) the date of the next annual meeting of stockholders, in each case subject to continued service through the vesting date.

The awards granted to a non-employee director under the policy will become fully vested upon a “change in control” as defined in our 2015 Plan.

Our 2015 Plan contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year, but those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future.

Cash Compensation. Each of our non-employee directors receives an annual cash retainer of $40,000 for serving on our board of directors. In addition, each year, outside directors will also be eligible to receive the following cash fees for service on the committees of our board of directors:

Board Committee	Chairperson Fee	Member Fee
Audit and Risk Committee	$20,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$2,500

Subject to any limits under our 2015 Plan, each non-employee director may elect to convert any cash compensation that they would otherwise be entitled to receive under our Outside Director Compensation Policy into an award of RSUs under our 2015 Plan. If the non-employee director makes this election in accordance with the policy, each such award of RSUs will be granted on the same date as the corresponding cash compensation otherwise would be paid under the policy, will be fully vested on the grant date and will cover a number of units equal to (A) the aggregate amount of cash compensation otherwise payable to the non-employee director on that date divided by (B) the closing price per share as of the last day of the fiscal quarter for which the grant relates.

2015 Compensation

The following table provides information regarding the total compensation that was earned by each of our non-employee directors in 2015. Our non-employee directors did not receive any cash compensation for their service on our board of directors or committees of our board of directors in 2015.

Director	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Roelof Botha	—	—	—
Earvin “Magic” Johnson, Jr.(2)	—	254,269	254,269
Jim McKelvey	—	—	—
Mary Meeker	—	—	—
Vinold Khosla(3)	—
Ruth Simmons(4)	—	260,224	260,224
Lawrence Summers	—	—	—
David Viniar(5)	538,650	—	538,650

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of RSU awards and option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The amount does not necessarily correspond to the actual value recognized by the non-employee director. The valuation assumptions used in determining such amounts are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 10, 2016.
(2)	On July 9, 2015, Mr. Johnson was granted an option to purchase a total of 38,000 shares of our Class B common stock, which he early exercised for restricted shares of our Class B common stock that were subject to the same vesting schedule as the option. All of the shares of our Class B common stock subject to this option vested in full on January 1, 2016.
(3)	Mr. Khosla resigned from our board of directors in November 2015.
(4)	As of December 31, 2015, Dr. Simmons held an option to purchase a total of 38,000 shares of our Class B common stock. All of the shares of our Class B common stock subject to this option vested in full on February 4, 2016.
(5)	As of December 31, 2015, Mr. Viniar held 35,000 RSUs to be settled in shares of our Class B common stock. One-fourth of the RSUs vest on the date of this Annual Meeting, and one-fourth of the RSUs vest annually thereafter on the earlier of the date of the following annual meeting of stockholders or the anniversary of the prior annual meeting of stockholders, subject to Mr. Viniar’s continued service with us through each such vesting date. As of December 31, 2015, Mr. Viniar also held an option to purchase 326,950 shares of our Class B common stock. One-fourth of the shares subject to the option vest on the first anniversary of the vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with us. The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 177,097 of the shares were vested as of December 31, 2015.

Directors may be reimbursed for their reasonable expenses for attending board and committee meetings. Directors who are also our employees receive no additional compensation for their service as directors. During 2015, only Mr. Dorsey was an employee. See the section titled “Executive Compensation” for additional information about his compensation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our company.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Jack Dorsey, Earvin “Magic” Johnson, Jr. and David Viniar as nominees for election as Class I directors at the Annual Meeting. If elected, each of Messrs. Dorsey, Johnson and Viniar will serve as Class I directors until the 2019 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Messrs. Dorsey, Johnson and Viniar. We expect that each of Messrs. Dorsey, Johnson and Viniar will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of directors requires a plurality of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our stockholders to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The Say-on-Pay vote is advisory, and therefore is not binding on us, our compensation committee or our board of directors. The Say-on-Pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will endeavor to communicate with stockholders to better understand the concerns that influenced the vote and consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the section titled “Executive Compensation,” and in particular the information discussed in the section titled “Executive Compensation—Compensation Philosophy,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, compensation tables and narrative discussion and other related disclosure.”

Vote Required

The approval, on an advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

As an advisory vote, the result of this proposal is non-binding. Although the vote is non-binding, our board of directors and our compensation committee value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 3

ADVISORY VOTE ON THE FREQUENCY OF

FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF

OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, we are asking our stockholders to indicate whether they would prefer an advisory vote every one year, two years or three years. Alternatively, stockholders may abstain from casting a vote.

After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our named executive officers be submitted to the stockholders every year. In formulating its recommendation, our board of directors considered that compensation decisions are made annually and that an annual advisory vote on the compensation of our named executive officers will allow stockholders to provide more frequent and direct input on our compensation philosophy, policies and practices.

Vote Required

The alternative among one year, two years or three years that receives the highest number of votes from the holders of shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on this proposal.

While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our named executive officers should be held every year, two years or three years.

Our board of directors and our compensation committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our named executive officers more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER

ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY

“ONE YEAR.”

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit and risk committee has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2016. During our fiscal year ended December 31, 2015, KPMG served as our independent registered public accounting firm.

Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit and risk committee believes that such a change would be in the best interests of our company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2016. Our audit and risk committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of KPMG, our board of directors may reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal years ended December 31, 2014 and 2015.

	2014	2015
	(In Thousands)
Audit Fees(1)	$569	$2,662
Audit-Related Fees(2)	$109	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$678	$2,662

(1)	Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal 2015 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our Class A common stock completed in November 2015.
(2)	Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services could include accounting consultations concerning financial accounting and reporting standards, due diligence procedures in connection with acquisition and procedures related to other attest services.
(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state and international tax compliance.
(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

Auditor Independence

In our fiscal year ended December 31, 2015, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit and risk committee to consider their compatibility with maintaining the independence of KPMG.

Audit and Risk Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit and risk committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit and risk committee is required to pre-approve all audit, internal control-related services and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services provided by KPMG for our fiscal years ended December 31, 2014 and 2015 were pre-approved by our audit and risk committee.

Vote Required

The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2016 requires the affirmative vote of a majority of the voting power of the shares of our common stock present virtually or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal, and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE

APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

REPORT OF THE AUDIT AND RISK COMMITTEE

The audit and risk committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the New York Stock Exchange and rules and regulations of the Securities and Exchange Commission (“SEC”). The audit and risk committee operates under a written charter approved by Square’s board of directors, which is available on Square’s web site at https://squareup.com/about/investors. The composition of the audit and risk committee, the attributes of its members and the responsibilities of the audit and risk committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit and risk committees. The audit and risk committee reviews and assesses the adequacy of its charter and the audit and risk committee’s performance on an annual basis.

With respect to Square’s financial reporting process, Square’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Square’s consolidated financial statements. Square’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for performing an independent audit of Square’s consolidated financial statements. It is the responsibility of the audit and risk committee to oversee these activities. It is not the responsibility of the audit and risk committee to prepare Square’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit and risk committee has:

•	reviewed and discussed the audited financial statements with management and KPMG;

•	discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit and risk committee concerning independence, and has discussed with KPMG its independence.

Based on the audit and risk committee’s review and discussions with management and KPMG, the audit and risk committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted by the members of the audit and risk committee of the board of directors:

David Viniar (Chair)

Roelof Botha

Lawrence Summers

This report of the audit and risk committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of March 31, 2016. Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Jack Dorsey	39	President, Chief Executive Officer and Chairman
Sarah Friar	43	Chief Financial Officer
Dana Wagner	40	General Counsel and Corporate Secretary
Françoise Brougher	50	Business Lead
Alyssa Henry	45	Seller Lead

Jack Dorsey is our co-founder and has served as our President and Chief Executive Officer and as a member of our board of directors since July 2009. From May 2007 to October 2008, Mr. Dorsey served as President and Chief Executive Officer of Twitter, Inc. Mr. Dorsey now serves as Chief Executive Officer and a director of Twitter. Mr. Dorsey is committed to his chief executive officer roles at both Square and Twitter. While he does not have minimum time commitments at either company, he devotes significant time, attention and efforts to each of them. He generally divides his time roughly equally between them several days a week, and he retains flexibility to ensure he can re-allocate his time based on the needs of each business. The particulars of his time-allocation strategy may change over time. Mr. Dorsey also serves as a member of the board of directors of The Walt Disney Company.

Sarah Friar has served as our Chief Financial Officer since July 2012. From April 2011 to July 2012, Ms. Friar served as Senior Vice President of Finance and Strategy of salesforce.com, inc. From July 2000 to April 2011, Ms. Friar served in various positions at The Goldman Sachs Group, Inc., including as a Managing Director in the Equity Research Division. Ms. Friar currently serves on the board of directors of New Relic, Inc. and previously served on the board of directors of Model N, Inc. Ms. Friar currently serves on the Management Board of the Stanford Graduate School of Business. Ms. Friar holds a MEng in Metallurgy, Economics and Management from the University of Oxford and an M.B.A. from the Stanford Graduate School of Business.

Dana Wagner has served as our General Counsel since July 2011 and as our Corporate Secretary since August 2011. From May 2007 to July 2011, Mr. Wagner served in various positions at Google Inc., including as Director, and oversaw the antitrust and competition legal practice. From 2004 to 2007, Mr. Wagner served as an Assistant U.S. Attorney for the Northern District of California. Prior to that, Mr. Wagner served as a Trial Attorney for the U.S. Department of Justice’s Antitrust Division, and as an Adjunct Professor at the University of California, Hastings College of the Law. Mr. Wagner currently serves on the board of directors of The Museum of Art and Digital Entertainment. Mr. Wagner holds a B.A. in Comparative Literature and Economics from the University of California, Berkeley, and a J.D. from Yale Law School.

Françoise Brougher has served as our Business Lead since April 2013. From March 2005 to April 2013, Ms. Brougher served in various positions at Google Inc., most recently as Vice President of SMB Global Sales and Operations. From October 2000 to December 2004, Ms. Brougher served in various positions at Charles Schwab & Co., including as Vice President of Business Strategy. Ms. Brougher currently serves on the board of directors of Sodexo S.A. Ms. Brougher holds a Masters in Engineering from Institut Catholique d’Arts et Metiers and an M.B.A. from Harvard Business School.

Alyssa Henry has served as our Seller Lead since October 2014. From May 2014 to October 2014, Ms. Henry served as our Engineering Lead, Infrastructure. From April 2006 to April 2014, Ms. Henry served in various positions at Amazon.com, Inc., including as Vice President, Amazon Web Services Storage Services, and as General Manager of Amazon S3. Ms. Henry holds a B.S. in Mathematics-Applied Science with a Specialization in Computing from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis summarizes the material components of our executive compensation program and our executive compensation policies, practices and material compensation decisions for 2015 for our “named executive officers.” Under the securities laws, our Chief Executive Officer, Chief Financial Officer and three other executive officers as of December 31, 2015 are our named executive officers. Our named executive officers for 2015 were:

Jack Dorsey	Chief Executive Officer (our “CEO”)
Sarah Friar	Chief Financial Officer (our “CFO”)
Francoise Brougher	Business Lead
Alyssa Henry	Seller Lead
Dana Wagner	General Counsel and Corporate Secretary

Compensation Philosophy

Square stands for economic empowerment, and everything we do is intended to give our sellers accessible, affordable tools to grow their businesses and participate in the economy. Every day, our sellers inspire us in the ways they innovate, take risks and take ownership, and we embody this same ethos in our work and how we compensate our people for that work.

To this end, our compensation programs are designed to attract, retain and grow the best teams while reflecting the core tenets of our culture:

•	Fairness: By designing and delivering compensation programs that are generally equitable across similarly situated employees, our employees are motivated to work collaboratively to achieve our business objectives and serve our sellers.

•	Simplicity: By providing compensation programs that are simple and do not distract from their day-to-day responsibilities, our employees are able to focus on growing our business. To identify the best compensation programs for our employees, we constantly balance our desire for simplicity with requests for customization and additional compensation programs.

•	Performance-driven: By creating compensation programs that reward individual performance and achievement of corporate objectives, our employees are incentivized to perform their best work and receive financial awards for their impact on our business.

Compensation Design and Objectives

Our compensation programs for our employees, including our named executive officers, are a reflection of our operation as a private company until November 2015. Compensation for our employees, including our named executive officers, largely has consisted of base salary and equity awards, primarily in the form of stock options, to align incentives to grow the business. We have provided no cash-based incentive compensation opportunities to our employees, including our named executive officers, so we can conserve cash and maintain a simplified compensation program that focuses on equity value appreciation over short term cash value.

The primary objective of our executive compensation program is to drive long-term stockholder value. We seek to achieve this objective by designing our executive compensation programs to:

•	recruit and retain talented individuals who can develop, implement and deliver on long-term value creation strategies by using reasonable and competitive pay packages focused on long-term executive retention;

•	motivate our executives to deliver the highest level of individual, team and company performance; and

•	provide heavier weighting (89% of total named executive officer compensation during 2015) towards equity-based compensation directly tied to the long-term value and growth of our company and align the interests of our executives with those of our stockholders.

For 2015, we made the following executive compensation decisions:

•	Base Salaries: Competitive adjustments to the base salaries of our named executive officers (other than our CEO) to retain them as we worked towards an initial public offering.

•	Equity Awards: Equity awards were made to our CFO and General Counsel and Corporate Secretary to provide them with additional incentives to remain with us through and following an initial public offering and to further align their compensation to the competitive market.

•	Double Trigger Severance and Change of Control Benefits: Introduced market competitive executive severance and change of control benefits to allow our named executive officers to remain focused on driving the growth in our business notwithstanding the distraction of a change of control transaction or potential loss of employment.

As we continue the transition from being a privately held to a publicly held company, we will continue to evaluate our compensation philosophy, objectives and design as circumstances require. At a minimum, we expect that our compensation committee will review our executive compensation program annually. We may implement new compensation plans and arrangements for our named executive officers and/or employees where we deem necessary or appropriate, including to attract or retain high-caliber talent to our organization or provide incentives for them to achieve key business goals.

Compensation-Setting Process

Role of Our Compensation Committee

Our compensation committee administers and determines the parameters of the executive compensation program. Our compensation committee currently consists of Ms. Meeker and Mr. Botha, with Ms. Meeker serving as Chair. Each member qualifies as an “outside director” for purposes of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” for purposes of the listing standards of the New York Stock Exchange.

Under its charter, our compensation committee reviews, approves and determines, or makes recommendations to our board of directors regarding, executive officer compensation. For additional information on our compensation committee, including its authority, see “Board of Directors and Corporate Governance—Board Meetings and Committees—Compensation Committee” elsewhere in this proxy statement.

Role of Management

Our CEO and other members of management, including our CFO and human resources executives, provide our compensation committee with information on corporate and individual performance, market data and their perspectives and recommendations on compensation matters. No named executive officer participates in deliberations regarding his or her own compensation.

Historically, the initial compensation arrangements with our named executive officers were determined in cooperation with each individual named executive officer. Typically, our CEO negotiated these arrangements, with the oversight and final approval of our board of directors or our compensation committee.

In reviewing compensation for existing named executive officers, our compensation committee solicits input from our CEO regarding each of his direct reports and his assessment of their capability, job complexity and overall assessment of their individual performance and contributions. Because our CEO is involved in the day-to-day operation of our business, our compensation committee values his perspective and input on each named executive officer’s performance and contributions to our business. The input of our CEO is an important factor that our compensation committee uses in making its executive compensation decisions along with input from our external compensation advisors on market trends.

At the request of our CEO, his 2015 compensation consisted of a minimal base salary to allow him to participate in certain benefits programs available to other employees. At the beginning of 2016, his base salary was reduced to a nominal amount of $2.75 per year, at his request and with compensation committee approval.

Role of Compensation Consultant

Our compensation committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In 2015, our compensation committee engaged Compensia, Inc. (“Compensia”) to assist with its duties, including providing advice relating to our compensation peer group selection as well as providing support and specific analyses with regard to compensation data and formulation of recommendations for executive and non-employee director compensation. During 2015, in anticipation of our initial public offering, Compensia also provided support and specific analyses regarding executive severance and change of control benefits and our equity compensation strategy, including the funding of our equity compensation plans, annual evergreen and other features in our 2015 Plan and 2015 Employee Stock Purchase Plan, as amended (the “ESPP”). Compensia reports directly to our compensation committee and not to management, is independent from us and has provided no other services to us.

Our compensation committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable listing standards of the New York Stock Exchange, and concluded that there are no conflicts of interest regarding the work that Compensia performs for our compensation committee.

Competitive Positioning

In determining the compensation for our named executive officers, our compensation committee, with assistance from its compensation consultant, reviews the compensation practices and levels of our compensation peer group. This compensation peer group analysis is used to ensure that our executive compensation program and individual compensation levels for our named executive officers are competitive to attract and retain high performing talent.

Our compensation peer group is set forth below and was established for 2015 with input of Compensia. The compensation peer group consists of companies with similar industry, geography and financial characteristic as us. Our compensation committee intends to regularly review our compensation peer group and the underlying criteria to assess that it remains appropriate for review and comparison purposes.

Akamai Technologies	LinkedIn	ServiceNow	VeriSign

Equinix	NetSuite	Splunk	Workday

Fitbit	Pandora Media	Synopsys	Yelp

GoPro	Rackspace Hosting	Twitter	Zynga

LendingClub	Red Hat	Vantiv

Our compensation committee supplemented the compensation data from our compensation peer group with analysis of data from the Radford Executive Compensation Survey. For this additional analysis, we used data from U.S. companies ranging from $1 billion to $3 billion in annual revenue.

Though its analysis of competitive market data informs its decisions, our compensation committee also applies its subjective judgment in determining the pay levels of individual named executive officers. Additional factors our compensation committee considers when making its compensation decisions include input from our CEO and other members of the management team, company performance, individual performance and experience, each named executive officer’s role and/or retention and incentive objectives.

Elements of Executive Compensation

Consistent with our compensation philosophy, our executive compensation program consists of only two primary elements: base salary and long-term incentive compensation in the form of equity awards. We do not use specific formulas or weightings in determining the allocation between base salary and long-term incentive compensation; instead, each named executive officer’s compensation has been individually designed to provide a combination of fixed and at-risk compensation to provide incentives to achieve our objectives.

At the end of 2015, we introduced into our executive compensation program severance and change of control benefits for our named executive officers. To remain consistent with our compensation goals of fairness and simplicity, each named executive officer is entitled to the same severance and change of control benefits.

Our named executive officers also participate in several company-wide welfare and health benefit plans that are generally available to our other employees.

Base Salary

Base salary for our named executive officers is the fixed component of our executive compensation program. We use base salary to compensate our named executive officers for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each named executive officer. We apply no specific formula to determine adjustments to base salary. Adjustments to base salary have been made to reflect our economic condition and future expected performance.

Historically, we have established the base salaries of our named executive officers at conservative levels to conserve cash; instead, we rely on an equity-based compensation emphasis to attract, retain and motivate our named executive officers. This emphasis also more closely links the interests of our named executive officers, in terms of value creation, with that of our stockholders.

In February 2015, our compensation committee reviewed the base salaries of our named executive officers, taking into consideration a competitive market analysis performed by Compensia, the recommendations of our CEO, the desire to retain our high-qualified executive team in anticipation of a potential initial public offering and the other factors described above. Following this review, our compensation committee determined that increases were important to bring base salaries to a consistent level while still driving most compensation through equity. Consistent with our compensation goals of fairness and simplicity, the base salary for each named executive officer (other than Mr. Dorsey) was increased to the same level. At Mr. Dorsey’s request, no change was made to his base salary. The base salary increases were effective March 1, 2015. The base salaries of our named executive officers for 2015 compared to 2014 were:

Named Executive Officer	2014 Annual Base Salary		2015 Annual Base Salary	Percentage Increase
Mr. Dorsey	$6,000	(1)	$6,000	—
Ms. Friar	$230,000		$250,000	8.7%
Ms. Brougher	$225,000		$250,000	11.1%
Ms. Henry	$230,000		$250,000	8.7%
Mr. Wagner	$230,000		$250,000	8.7%

(1)	Effective October 1, 2014, the annual base salary for Mr. Dorsey was increased from $3,000 to $6,000.

Equity Compensation

We believe that strong long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our named executive officers through the use of equity-based awards, the value of which depends on the performance of our stock. To date, our long-term incentive compensation has been provided largely in the form of stock options. We have used stock options to provide our named executive officers with incentives to help align their interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of the value of our common stock. Additionally, stock options provide an important tool for us to retain our named executive officers, as the options are subject to vesting over a multi-year period subject to continued service with the company. Typically, these awards vest over four or five years, assuming continued employment.

In the second half of 2015, we introduced time-based RSUs into our equity compensation program to help reduce the risk of stock options during turbulent economic times and remain competitive with our compensation peer group and other comparable high-growth technology companies who largely offer full-value awards as a central piece of their equity compensation programs.

Historically, we have not had an established set of criteria for granting equity awards. Instead, our board of directors has exercised its judgment and discretion, in consultation with our CEO, and considered, among other factors, the role and responsibility of each named executive officer, competitive factors, the amount of equity compensation already held by our named executive officer (and the extent to which it was vested) and the cash compensation to be received by our named executive officer, to determine and approve the size and terms of new equity awards.

In 2015, we granted new equity awards to our named executive officers described in the table below. In determining the size and terms of these equity awards, our compensation committee, with input from our CEO and Compensia, considered the past and expected future key contributions of each of these named executive officers, the extent to which their existing equity awards were vested and the competitive market data for similarly situated executives. Our compensation committee believed it was appropriate to grant each of them new equity awards to help achieve our retention goals and further align their compensation with the competitive market.

Named Executive Officer	Options (#)		RSUs (#)		Grant Date Fair Value ($)
Ms. Friar	1,400,000	(1)	—		7,162,260
Mr. Wagner(2)	200,000	(3)	67,000	(4)	1,805,870

(1)	One-fifth of the shares subject to the option vested on March 1, 2016, and one-sixtieth of the shares vest monthly thereafter, subject to continued service with us.
(2)	The proportion of RSUs to options is approximately equal to a 50/50 value mix.
(3)	One-fourth of the shares subject to the option vest on October 19, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service with us.
(4)	One-fourth of the RSUs vest on November 1, 2016, and one-twelfth of the remaining RSUs vest every three months thereafter, subject to continued service with us.

Mr. Dorsey, Ms. Brougher and Ms. Henry received no equity awards in 2015 because our compensation committee believed that their existing equity ownership position sufficiently aligned their interests with those of our stockholders.

No Special Retirement, Health or Welfare Benefits

Our named executive officers are eligible to participate in our employee benefit programs on the same basis as our other full-time, salaried employees. We maintain a tax-qualified retirement plan (“401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) Plan as of the first day of the month following the date they meet the 401(k) Plan’s eligibility requirements, and participants are able to defer up to 90% of their eligible compensation subject to applicable annual tax limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit sharing contributions, although we have made no such contributions to date.

Our health and welfare benefits include medical, dental and vision benefits, disability insurance, basic life insurance coverage and accidental death and dismemberment insurance. We design our employee benefits programs to be affordable and competitive in relation to the market and compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon changes in applicable laws and market practices.

Limited Perquisites and Other Personal Benefits

We do not provide perquisites or other personal benefits to our named executive officers, except in limited situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our named executive officers more efficient and effective and for recruitment and retention purposes.

During 2015, we subsidized the cost of commuting expenses for Ms. Friar and Ms. Brougher to help facilitate their access to our company headquarters, which we believe helps contribute to employee morale and the overall success of our organization. Our named executive officers also receive reimbursement for certain on-site meals, which is a program generally available to our employees working at our corporate headquarters.

Employment Agreements with Named Executive Officers

Jack Dorsey

We have entered into a confirmatory employment letter with Jack Dorsey, our President and CEO. The confirmatory employment letter has no specific term and provides for at-will employment. In 2016, Mr. Dorsey entered into an amendment to his confirmatory letter that reduced his annual base salary from $6,000 to $2.75.

Sarah Friar

We have entered into a confirmatory employment letter with Sarah Friar, our CFO. The confirmatory employment letter has no specific term and provides for at-will employment. Ms. Friar’s current annual base salary is $250,000.

Francoise Brougher

We have entered into a confirmatory employment letter with Francoise Brougher, our Business Lead. The confirmatory employment letter has no specific term and provides for at-will employment. Ms. Brougher’s current annual base salary is $250,000.

Alyssa Henry

We have entered into a confirmatory employment letter with Alyssa Henry, our Seller Lead. The confirmatory employment letter has no specific term and provides for at-will employment. Ms. Henry’s current annual base salary is $250,000.

Dana Wagner

We have entered into a confirmatory employment letter with Dana Wagner, our General Counsel and Corporate Secretary. The confirmatory employment letter has no specific term and provides for at-will employment. Mr. Wagner’s current annual base salary is $250,000.

Post-Employment Compensation

In 2015, we entered into change of control and severance agreements with our named executive officers that provide for certain specified payments and benefits if a termination of employment occurs under specified circumstances, including following a change of control of our company. We believe that these protections are necessary to provide our valuable executives with incentives to forego other employment opportunities and remain employed with us and to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including if there is a potential transaction that could involve a change of control. In addition, these protections are available only if a named executive officer executes and does not revoke a general release of claims in favor of us. The terms of these agreements were determined by our compensation committee, with input from our management team, following a review of analysis prepared by Compensia of relevant market data for other companies with whom we compete for executive talent.

For a summary of the material terms of the change of control and severance agreements and an estimate of the payments and benefits that may be received by our named executive officers under these arrangements, see “Potential Payments on Termination or Change of Control.”

Other Compensation Information

Hedging and Pledging Prohibitions

In connection with our initial public offering in November 2015, we established an Insider Trading Policy, which, among other things, prohibits short sales, engaging in transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, pledging any of our securities as collateral for a loan and holding any of our securities in a margin account. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding our securities.

Deductibility of Executive Compensation

Section 162(m) of the Code may limit the amount we may deduct from our federal income taxes for compensation paid to our CEO and three other executive officers (other than the CFO) to $1 million per executive officer per year, unless certain requirements are met. Under a transition rule in the regulations promulgated under Code Section 162(m) that applies to companies, such as ours, that become subject to Code Section 162(m) by reason of becoming publicly held, the deductibility of our compensation payments currently is not subject to the limitations of Code Section 162(m) if the compensation is paid under a compensation arrangement that was in existence before the effective date of the initial public offering.

Code Section 162(m) provides an additional exception from this $1 million deduction limit for certain forms of performance-based compensation. We may, where reasonably practicable, seek to qualify any variable compensation paid to our executive officers for the “performance-based compensation” exemption from the deduction limit. In approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to us of providing such compensation, including the potential impact of Code Section 162(m). Our compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract, retain or motivate executive talent.

Taxation of Parachute Payments and Deferred Compensation

We do not provide, and have no obligation to provide, any of our named executive officers with a “gross-up” or other reimbursement payment for any tax liability he or she might owe because of the application of Sections 280G, 4999 or 409A of the Code. If any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer.

Accounting for Stock-Based Compensation

Our compensation committee considers accounting effects in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may realize no value from their awards. ASC 718 also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Risk Assessment

Our management team and our compensation committee each play a role in evaluating and mitigating any risk that may exist relating to our compensation programs, policies and practices for all employees, including our named executive officers. We have undertaken a risk review of our employee compensation plans and arrangements in which our employees (including our named executive officers) participate to determine whether these plans and arrangements have any features that might create undue risks or encourage unnecessary and excessive risk-taking that could threaten our value. In this review, we considered numerous factors and design elements that enable us to monitor, manage and mitigate risk, without diminishing the effect of the incentive nature of compensation, including:

•	a commission-based incentive program for sales employees that only results in payout based on measurable financial or business critical performance measures;

•	our practice of awarding long-term incentive compensation in equity awards upon hire to our named executive officers to directly tie his or her expectation of compensation to his or her contributions to the long-term value of our company; and

•	our Insider Trading Policy.

Based on our review, we have concluded that any potential risks arising from our employee compensation programs, policies and practices, including our executive compensation program, are not reasonably likely to have a material adverse effect on Square.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and Square’s Annual Report on Form 10-K for the year ended December 31, 2015.

Compensation Committee

Mary Meeker (Chair)

Roelof Botha

Summary Compensation Table for Fiscal Year 2015

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total Compensation ($)
Jack Dorsey	2015	6,000		—		—	—	—	6,000
Chief Executive Officer	2014	3,750		—		—	—	—	3,750

Sarah Friar	2015	246,667		—		—	7,162,260	33,691	7,442,618
Chief Financial Officer	2014	230,000		—		—	1,253,408	42,253	1,525,661

Francoise Brougher	2015	245,833		—		—	—	46,944	292,777
Business Lead

Alyssa Henry	2015	246,667		—		—	—	26,070	272,737
Seller Lead	2014	147,289	(3)	50,000	(4)	—	6,526,394	131,525	6,855,208

Dana Wagner	2015	246,667		—		1,031,130	774,740	—	2,052,537
General Counsel and Corporate Secretary

(1)	The amounts included in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of RSU awards and option awards calculated in accordance with ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. The valuation assumptions used in determining the grant date fair value of the RSUs and options reported in this column are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 10, 2016.
(2)	Amounts disclosed in this column include the aggregate incremental costs of perquisites and other personal benefits, including, among other things, (i) transportation costs for Ms. Friar of $40,445 and $33,471 in 2014 and 2015, respectively, in connection with Ms. Friar commuting to our principal executive offices in San Francisco, (ii) transportation costs for Ms. Brougher of $46,534 in connection with Ms. Brougher commuting to our principal executive offices in San Francisco, (iii) relocation assistance costs of $130,654 in 2014 and a tax gross-up of $25,271 in 2015 for the taxes assessed on the 2014 relocation costs, in each case, related to Ms. Henry’s joining us and relocation to San Francisco, and (iv) expense reimbursements for meals, parking costs and gym membership.
(3)	Ms. Henry was hired in May 2014 and appointed as our Seller Lead in October 2014. Accordingly, Ms. Henry’s reported fiscal year 2014 compensation represents compensation for only that period during which she was employed with us in 2014.
(4)	The amount disclosed represents a discretionary one-time bonus paid in connection with Ms. Henry’s joining us in May 2014.

Grants of Plan-Based Awards in 2015

The following table sets forth information regarding grants of awards made to our named executive officers during 2015. We did not grant any plan-based cash awards during 2015.

Name	Grant Date	Number of Securities Underlying Restricted Stock Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Jack Dorsey	—	—	—	—	—
Sarah Friar	02/24/2015	—	1,400,000	10.06	7,162,260
Francoise Brougher	—	—	—	—	—
Alyssa Henry	—	—	—	—	—
Dana Wagner	10/21/2015	67,000	—	—	1,031,130
	11/18/2015	—	200,000	9.00	774,740

(1)	The amounts included in this column represent the aggregate grant date fair value of RSU awards and option awards calculated in accordance with ASC 718. The valuation assumptions used in determining the grant date fair value of the RSUs and options reported in this column are described in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed on March 10, 2016.

Outstanding Equity Awards at 2015 Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2015. See “Potential Payments on Termination or Change of Control” for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

	Option Awards							Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)(3)
Jack Dorsey	—		—		—	—	—	—	—
Sarah Friar	7/25/2012	(4)	344,246	(5)	—	2.728	7/25/2022	—	—
	5/31/2013	(4)	36,250	(6)	—	2.904	5/31/2023	—	—
	8/27/2013	(4)	494,067	(7)	—	3.334	8/27/2023	—	—
	2/27/2014	(8)	276,668	(9)	—	7.254	2/27/2024	—	—
	2/24/2015	(8)	1,400,000	(10)	—	10.060	2/24/2025	—	—
Francoise Brougher	5/31/2013	(4)	3,000,000	(11)	—	2.904	5/31/2023	—	—
Alyssa Henry	5/14/2014	(4)	2,000,000	(12)	—	7.254	5/14/2024	—	—
Dana Wagner	8/10/2011	(13)	960,000	(14)	—	1.311	8/10/2021	—	—
	5/31/2013	(4)	103,750	(15)	—	2.904	5/31/2023	—	—
	2/27/2014	(8)	250,000	(16)	—	7.254	2/27/2024	—	—
	10/21/2015	(17)	—		—	—	—	67,000	877,030
	11/18/2015	(4)	—		200,000	9.00	11/18/2025	—	—

(1)	Each of the outstanding equity awards was granted pursuant to our 2009 Stock Plan (the “2009 Plan”) or 2015 Plan.
(2)	This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors.
(3)	This column represents the fair market value of the shares of our common stock underlying the RSUs as of December 31, 2015, based on the closing price of our Class A common stock, as reported on the New York Stock Exchange, of $13.09 per share on December 31, 2015.

(4)	One-fourth of the shares subject to the option vest on the first anniversary of the vesting commencement date and one forty-eighth of the shares vest monthly thereafter, subject to continued service with us.
(5)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 172,123 of the shares were vested as of December 31, 2015.
(6)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 10,573 of the shares were vested as of December 31, 2015.
(7)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 128,092 of the shares were vested as of December 31, 2015.
(8)	One-fifth of the shares subject to the option vest on the first anniversary of the vesting commencement date and one-sixtieth of the shares vest monthly thereafter, subject to continued service with us.
(9)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 43,038 of the shares were vested as of December 31, 2015.
(10)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. None of the shares underlying this option were vested as of December 31, 2015.
(11)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 1,937,500 of the shares were vested as of December 31, 2015.
(12)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 791,667 of the shares were vested as of December 31, 2015.
(13)	1/33 of the shares subject to the option vest on the sixteen-month anniversary of the vesting commencement date and the remaining 32/33 of shares vest pro rata in monthly installments thereafter, subject to continued service with us.
(14)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. All of the shares underlying this option were vested as of December 31, 2015.
(15)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 67,005 of the shares were vested as of December 31, 2015.
(16)	The option is subject to an early exercise provision and is immediately exercisable for restricted shares. Restricted shares acquired upon the early exercise of options are subject to repurchase by us at the original exercise price, which right lapses pursuant to the option’s vesting schedule. Of the shares underlying this option, 91,667 of the shares were vested as of December 31, 2015.
(17)	Each share is represented by a RSU representing a contingent right to receive one share of our Class B common stock that is convertible into one share of Class A common stock at the option of the holder and has no expiration date. One-fourth of the RSUs vest on November 1, 2016, and one-twelfth of the remaining RSUs vest every three months thereafter.

Option Exercises and Stock Vested in 2015

The following table sets forth the number of shares of common stock acquired during 2015 by our named executive officers upon the exercise of stock options and the value realized upon such exercise. None of our named executive officers had any RSUs vest during 2015.

Options Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)
Jack Dorsey	—	—
Sarah Friar	758,639	7,204,371
Francoise Brougher	—	—
Alyssa Henry	—	—
Dana Wagner	—	—

(1)	Reflects the aggregate number of shares of common stock underlying the stock options that were exercised in 2015.
(2)	The value realized on exercise is calculated as the difference between the fair market value of our Class B common stock underlying the options exercised on the exercise date and the applicable exercise price of those options.

Pension Benefits

Aside from our 401(k) Plan, we do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Non-Qualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans or arrangements under which our named executive officers are entitled to participate.

Potential Payments on Termination or Change of Control

Under each change of control and severance agreement, if our named executive officer remains employed by us or any of our subsidiaries through a “triggering event” (as defined in our 2009 Plan), the vesting of any of his or her options (or unvested shares acquired through the early exercise of options) that were outstanding when the change of control and severance agreement was entered into will be accelerated as if he or she had been employed for an additional 12 months following such triggering event.

If our named executive officer’s employment is terminated by us without “cause” or by death or “disability” (as such terms are defined in his or her change of control and severance agreement), in either case, outside the Change of Control Period (as defined below), he or she will be eligible to receive these payments and benefits if he or she timely signs and does not revoke a release of claims:

•	a lump-sum payment equal to 75% of annual base salary (as of immediately before his or her termination);

•	a lump-sum payment equal to a pro rata portion of the annual bonus that our named executive officer would have earned for the year of his or her termination if he or she had remained employed until eligible to receive the bonus;

•	a taxable lump-sum payment equal to nine months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage; and

•	if a termination occurs due to death or disability only, fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.

If, within the three-month period before or after the 12-month period following a change of control (such period, the “Change of Control Period”), our named executive officer’s employment is terminated by us without cause or by death or disability or our named executive officer resigns for “good reason” (as defined in his or her change of control and severance agreement), our named executive officer will be entitled to these benefits if he or she timely signs and does not revoke a release of claims:

•	a lump-sum payment equal to 100% of his or her annual base salary as of immediately before his or her termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control;

•	a lump-sum payment equal to 100% of his or her target annual bonus (for the year of his or her termination);

•	a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage; and

•	100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at the greater of actual performance or 100% of target levels.

In addition, if any of the payments or benefits provided for under the change of control and severance agreements or otherwise payable to our named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, he or she would be entitled to receive either full payment of such payments and benefits or such lesser amount that would cause no portion of the payments and benefits being subject to the excise tax, whichever results in the greater after-tax benefits to our named executive officer. The change of control and severance agreements do not require us to provide any tax gross-up payments to our named executive officers.

The following table summarizes the estimated payments and benefits that would be provided to our named executive officers upon termination or a change of control under our plans and arrangements with our named executive officers described above, assuming the triggering event took place on the last business day of 2015.

Name	Termination Without Cause Outside Change of Control Period		Termination by Death or Disability	Termination Without Cause or Termination for Good Reason Within Change of Control Period
	Cash Compensation ($)(1)	Health Care Benefits($)(2)	Acceleration of Equity Vesting ($)(3)(4)	Cash Compensation($)(5)	Health Care Benefits ($)(6)	Acceleration of Equity Vesting ($)(4)(7)
Jack Dorsey	4,500	3,451	—	6,000	4,601	—
Sarah Friar	187,500	—	11,221,017	250,000	—	11,221,017
Francoise Brougher	187,500	—	10,822,625	250,000	—	10,822,625
Alyssa Henry	187,500	13,819	7,051,837	250,000	18,425	7,015,837
Dana Wagner	187,500	4,438	2,993,362	250,000	5,917	2,993,362

(1)	Cash compensation consists of a lump-sum payment equal to 75% of annual base salary (as of immediately before his or her termination) and a lump-sum payment equal to a pro rata portion of the annual bonus that our named executive officer would have earned for the year of his or her termination if he or she had remained employed until eligible to receive the bonus at December 31, 2015.

(2)	Health care benefits consist of a taxable lump-sum payment equal to nine months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage.
(3)	Acceleration of equity vesting occurs only in the event of a termination due to death or disability. Fully accelerated vesting and exercisability of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels.
(4)	For each named executive officer, the estimated benefit amount of unvested RSUs was calculated by multiplying the number of unvested RSUs by the closing price of our Class A common stock on December 31, 2015, which was $13.09. The estimated benefit amount of unvested stock options was calculated by multiplying the number of unvested stock options subject to acceleration held by the applicable named executive officer by the difference between the exercise price of the option and the closing price of our Class A common stock on December 31, 2015, which was $13.09.
(5)	Cash compensation consists of a lump-sum payment equal to 100% of each named executive officer’s annual base salary as of immediately before his or her termination (or, if the termination is due to a resignation for good reason based on a material reduction in base salary, then as of immediately before such reduction), or, if such amount is greater, as of immediately before the change of control, and a lump-sum payment equal to 100% of his or her target bonus for the year ended December 31, 2015.
(6)	Health care benefits consist of a taxable lump-sum payment equal to 12 months of the monthly COBRA premium required to continue health insurance coverage for our named executive officer and his or her eligible dependents regardless of whether our named executive officer elects COBRA coverage.
(7)	For each named executive officer, 100% accelerated vesting of all outstanding equity awards.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of December 31, 2015. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	Class A(2)	5,425,265	$10.56	28,951,759
	Class B(3)	105,723,054	$7.01	0
Equity compensation plans not approved by stockholders		—	—	—
Total	Class A and Class B	111,148,319	$7.19	28,951,759

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.
(2)	Includes the following plans: our 2015 Plan and our ESPP. Our 2015 Plan provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 40,000,000 shares, (ii) 5% of the outstanding shares of all classes of our capital stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. Our ESPP provides that on the first day of each fiscal year beginning in fiscal 2016, the number of shares of Class A common stock available for issuance thereunder is automatically increased by a number equal to the least of (i) 8,400,000 shares, (ii) 1% of the outstanding shares of all classes of our capital stock as of the last day of our immediately preceding fiscal year or (iii) such other amount as our board of directors may determine. On January 1, 2016, the number of shares of Class A common stock available for issuance under our 2015 Plan and our ESPP increased by 16,747,472 shares and 3,349,494 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.
(3)	Includes the following plan: our 2009 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2016 for:

•	each of our directors and nominees for director;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person or group known by us to be the beneficial owner of more than 5% of our Class A or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 31,717,133 shares of our Class A common stock and 303,553,308 shares of our Class B common stock outstanding as of March 31, 2016. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 31, 2016 or issuable pursuant to RSUs which are subject to vesting conditions expected to occur within 60 days of March 31, 2016 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Square, Inc., 1455 Market Street, Suite 600, San Francisco, California 94103. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Class A Common Stock		Class B Common Stock+		Percent of Total Voting
Name of Beneficial Owner	Number	Percent	Number	Percent	Power
5% Stockholders:
Khosla Ventures III, LP(1)	—	—	50,522,780	16.6%	16.5%
Entities affiliated with JPMC Strategic Investments(2)	—	—	16,705,022	5.5%	5.4%
Entities affiliated with Rizvi Traverse(3)	43,947	*	16,150,088	5.3%	5.3%
Entities affiliated with Sequoia Capital(4)	—	—	15,728,310	5.2%	5.1%
Capital World Investors(5)	3,845,335	12.1%	—	—	*
BlackRock, Inc.(6)	2,789,457	8.8%	—	—	*
Dragoneer Global Fund II, L.P.(7)	2,554,871	8.1%	—	—	*
SCGE Fund, L.P.(8)	2,500,000	7.9%	—	—	*
William Blair Investment Management, LLC(9)	1,599,987	5.0%	—	—	*

Named Executive Officers and Directors:
Jack Dorsey(10)	—	—	69,504,082	22.9%	22.7%
Sarah Friar(11)	—	—	3,900,000	1.3%	1.3%
Dana Wagner(12)	—	—	1,622,870	*	*
Alyssa Henry(13)	—	—	2,000,000	*	*
Françoise Brougher(14)	—	—	3,000,000	1.0%	1.0%
Roelof Botha(15)	—	—	15,728,310	5.2%	5.1%
Earvin Johnson(16)	—	—	38,000	*	*
James McKelvey(17)	—	—	27,345,120	9.0%	8.9%
Mary Meeker(18)	—	—	8,623,410	2.8%	2.8%
Ruth Simmons(19)	—	—	38,000	*	*
Lawrence H. Summers(20)	—	—	1,092,110	*	*
David Viniar(21)	—	—	326,950	*	*
All current executive officers and directors as a group (12 persons)(22)	—	—	133,218,852	42.6%	42.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of our common stock.
+	Options to purchase shares of our Class B common stock included in this table may be early exercisable. To the extent such shares have not yet vested as of a given date, such shares will remain subject to repurchase by us at the original purchase price. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of Class A common stock.
(1)	According to a Schedule 13(G) filed on February 16, 2016, the 50,522,780 Class B common stock shares are held of record by Khosla Ventures III, LP (“KV III”). The general partner of KV III is Khosla Ventures Associates III, LLC (“KVA III”). VK Services, LLC is the sole manager of KVA III. Vinod Khosla is the managing member of VK Services, LLC. Each of KVA III, VK Services, LLC and Vinod Khosla possesses power to direct the voting and disposition of the shares owned by KV III, and each of KVA III, VK Services, LLC and Vinod Khosla may be deemed to have indirect beneficial ownership of such shares. The address of each of these entities is 2128 Sand Hill Road, Menlo Park, CA 94025.
(2)	Consists of (i) 16,242,642 shares held of record by JPMC Strategic Investments I Corporation and (ii) 462,380 shares of record held by JPMC Strategic Investments II Corporation (collectively, “JPMC Strategic Investments”). The address of each of these entities is 270 Park Avenue, New York, NY 10017.

(3)	According to a Schedule 13(G) filed on February 16, 2016, the shares consist of (i) 43,947 shares of Class A common stock held by RT SQ Special Opportunities, LLC, and (ii) shares of Class B common stock as follows: (a) 11,349,190 shares held of record by RT Spartan IV, LLC, (b) 1,221,170 shares held of record by RT SQ Co-Invest, LLC, (c) 902,150 shares held of record by RT SQ Secondary, LLC, (d) 628,960 shares held of record by RT-SQ TS, LLC, (e) 565,210 shares held of record by Rizvi Opportunistic Equity Fund II, L.P., (f) 999,998 shares held of record by RT SQ Co-Invest II, LLC, (g) 249,500 shares held of record by Rizvi Opportunistic Equity Fund I-B, L.P., (h) 87,420 shares held of record by Rizvi Opportunistic Equity Fund, L.P., (i) 59,250 shares held of record by Rizvi Opportunistic Equity Fund I-B (TI), L.P., (j) 40,210 shares held of record by Rizvi Traverse Partners, LLC, (k) 29,470 shares held of record by Rizvi Traverse Partners II, LLC, and (l) 17,560 shares held of record by Rizvi Opportunistic Equity Fund (TI), L.P. (collectively, the “Rizvi Traverse Entities”). Rizvi Traverse Management, LLC is the general partner of Rizvi Opportunistic Equity Fund, L.P., Rizvi Opportunistic Equity Fund (TI), L.P., Rizvi Opportunistic Equity Fund I-B, L.P., and Rizvi Opportunistic Equity Fund I-B (TI), L.P. and the manager of Rizvi Traverse Partners, LLC. Rizvi Traverse Management II, LLC is the manager of Rizvi Opportunistic Equity Fund II, L.P. and Rizvi Traverse Partners II, LLC. RT-SQ Management, LLC is the manager of RT Spartan IV, LLC and RT SQ Co-Invest, LLC. Rizvi Traverse CI GP, LLC is the manager of RT SQ Secondary, LLC, RT SQ Co-Invest II, LLC, and RT-SQ TS, LLC. Suhail Rizvi and John Giampetroni are the managers of each of Rizvi Traverse Management, LLC, Rizvi Traverse Management II, LLC, RT-SQ Management, LLC, and Rizvi Traverse CI GP, LLC and exercise voting and investment discretion with respect to the investments managed by such entities. As a result, and by virtue of the relationships described in this footnote, each such person shares voting and dispositive power over the shares held by the Rizvi Traverse Entities. The address of each of these entities is 260 East Brown Street, Suite 380, Birmingham, MI 48009.
(4)	Consists of (i) 13,899,110 shares held of record by Sequoia Capital U.S. Venture 2010 Fund, LP (“SC USV 2010”), (ii) 308,270 shares held of record by Sequoia Capital U.S. Venture 2010 Partners Fund, LP (“SC USV 2010 PF”) and (iii) 1,520,930 shares held of record by Sequoia Capital U.S. Venture 2010 Partners Fund (Q), LP (“SC USV 2010 PFQ”) (collectively, the “SC 2010 Funds”). SC US (TTGP), Ltd. is the general partner of SC U.S. Venture 2010 Management, L.P., which is the general partner of each of the SC 2010 Funds. The directors and stockholders of SC US (TTGP), Ltd. that exercise voting and investment discretion with respect to SC 2010 Funds’ investments are Roelof F. Botha, James J. Goetz, Michael L. Goguen, Douglas M. Leone and Michael J. Moritz. As a result, and by virtue of the relationships described in this footnote, each such person shares voting and dispositive power over the shares held by the SC 2010 Funds. The address of each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(5)	According to a Schedule 13(G)/A filed on February 16, 2016, the 3,845,335 Class A common stock shares reported by Capital World Investors (“Capital”) are owned, or may be deemed to be beneficially owned, by Capital, an investment adviser, which holds sole voting power and dispositive power over the shares. The address for Capital is 333 South Hope Street, Los Angeles, CA 90071.
(6)	According to a Schedule 13(G) filed on January 8, 2016, the 2,789,457 shares of Class A common stock reported by BlackRock, Inc. (“BlackRock”) are owned, or may be deemed to be beneficially owned, by BlackRock, the parent holding company, which holds sole voting power of 2,704,188 Class A common stock shares and sole dispositive power of 2,789,457 Class A common stock shares. The 2,789,457 Class A common stock shares reported are owned, directly or indirectly, by BlackRock or its subsidiaries, BlackRock (Luxembourg) S.A., BlackRock (Singapore) Limited, BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC and BlackRock Life Limited. The address of each of these entities is 55 East 52nd Street, New York, NY 10055.
(7)

According to a Schedule 13(G)/A filed on February 16, 2016, the 2,554,871 shares of Class A common stock are held by Dragoneer Global Fund II, L.P. (“Fund”). Dragoneer Global Fund II GP, LLC (“GP”) is the sole general partner of the Fund. Dragoneer Investment Group, LLC (the “Advisor”) is a registered investment advisor under the Investment Advisers Act of 1940, as amended, and the investment adviser to the Fund. Marc Stad is the managing member of the Advisor and the GP. By virtue of these relationships, each of the Marc Stad, the Advisor, the GP and the Fund may be deemed to share beneficial ownership of the Class A common stock held by the Fund. The address of each of these entities is 1 Letterman Dr., Bldg. C, Suite 3950, San Francisco, CA 94129.
(8)	According to a Schedule 13(G) filed on November 30, 2015, SCGE Fund, L.P. (“SCGE Fund”) holds a total of 2,500,000 shares of Class A common stock. SCGE GenPar Ltd. (“SCGE GenPar”) is the sole general partner of each of (i) SCGE (LTGP), L.P., which is the sole general partner of SCGE Fund, and (ii) SCGE Management, L.P., a registered investment advisor under the Investment Advisers Act of 1940, as amended, which acts as investment adviser to SCGE Fund. Christopher Lyle is a Director and President of SCGE GenPar. By virtue of these relationships, each of Christopher Lyle, SCGE Management, L.P., SCGE (LTGP), L.P., SCGE GenPar and SCGE Fund may be deemed to share beneficial ownership of the Class A common stock held by SCGE Fund. The address of each of these entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(9)	According to a Schedule 13(G) filed on February 9, 2016, the 1,599,987 shares of Class A common stock are owned, or may be deemed to be beneficially owned, by William Blair Investment Management, LLC, an investment adviser, which holds sole voting power and dispositive power over the shares. The address for William Blair Investment Management, LLC is 222 W. Adams St., Chicago, IL 60606.
(10)	Consists of (i) 61,382,506 shares held of record by the Jack Dorsey Revocable Trust u/a/d 12/8/10, for which Mr. Dorsey serves as trustee, (ii) 7,952,826 shares held of record by the Jack Dorsey Remainder Trust u/a/d 6/23/10, for which Mr. Dorsey serves as a trustee, and (iii) 168,750 shares held of record by West Studios, LLC. Mr. Dorsey is a managing member of West Studios, LLC and shares voting and dispositive power over the shares held by West Studios, LLC. The address of West Studios, LLC is 682 Schofield Rd., San Francisco, CA 94129.
(11)	Consists of (i) 1,348,769 shares held of record by The Sarah Friar 2015 GRAT, dated August 6, 2015, for which Ms. Friar serves as a trustee, and (ii) 2,551,231 shares subject to options exercisable within 60 days of March 31, 2016, of which 933,225 shares are vested as of such date.
(12)	Consists of (i) 309,120 shares held of record by the Dana R. Wagner Living Trust, for which Mr. Wagner serves as a trustee, and (ii) 1,313,750 shares subject to options exercisable within 60 days of March 31, 2016, of which 1,150,313 shares are vested as of such date.
(13)	Consists of 2,000,000 shares subject to options exercisable within 60 days of March 31, 2016, of which 1,000,000 shares are vested as of such date.
(14)	Consists of 3,000,000 shares subject to options exercisable within 60 days of March 31, 2016, of which 2,250,000 shares are vested as of such date.
(15)	Consists of the shares listed in footnote (4) above. Mr. Botha is a director and stockholder of SC US (TTGP) Ltd., who shares voting and dispositive power over the shares held by the SC 2010 Funds.
(16)	Consists of 38,000 shares held of record by The June Bug Lifetime Trust, dtd 3/17/1992, for which Mr. Johnson serves as a trustee.
(17)	Consists of (i) 5,469,024 shares held of record by Mr. McKelvey and (ii) 21,876,096 shares held of record by the James McKelvey, Jr. Revocable Trust dated July 2, 2014, for which Mr. McKelvey serves as a trustee.
(18)	Consists of 8,623,410 shares held in the name of KPCB Holdings, Inc., as nominee, for the account of KPCB Digital Growth Fund, LLC and KPCB DGF Founders Fund, LLC (together, the “DGF Funds”) and KPCB sFund, LLC (“sFund”). John Doerr, Ted Schlein, Brook Byers, Bing Gordon and Mary Meeker are managing members of KPCB DGF Associates, LLC, the managing member of the DGF Funds, and share voting and dispositive power over the shares held for the account of the DGF Funds. John Doerr, Ted Schlein, Brook Byers and Bing Gordon are managing members of KPCB sFund Associates, LLC, the managing member of sFund and, therefore, share voting and dispositive power over the shares held by sFund. The address of each of these entities is 2750 Sand Hill Road, Menlo Park, CA 94025.
(19)	Consists of 38,000 shares subject to options exercisable within 60 days of March 31, 2016, all of which are vested as of such date.
(20)	Consists of (i) 792,110 shares held of record by Dr. Summers, (ii) 209,040 shares held of record by the LHS 2014 Qualified Annuity Trust #1S dated February 13, 2014, for which Dr. Summers serves as trustee, and (iii) 90,960 shares held of record by the LHS 2015 Qualified Annuity Trust #2S dated March 26, 2015, for which Dr. Summers serves as trustee.

(21)	Consists of 326,950 shares subject to options exercisable within 60 days of March 31, 2016, of which 211,155 shares are vested as of such date.
(22)	Consists of (i) 123,988,921 shares beneficially owned by our current executive officers and directors and (ii) 9,229,931 shares subject to options exercisable within 60 days of March 31, 2016, of which 5,582,693 are vested as of such date.

CERTAIN RELATIONSHIPS, RELATED PARTY AND OTHER TRANSACTIONS

We describe below transactions and series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of any class of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement with certain holders of our capital stock, including Jack Dorsey, Jim McKelvey, Khosla Ventures III, LP, entities affiliated with JPMC Strategic Investments, entities affiliated with Sequoia Capital and entities affiliated with Rizvi Traverse. Under our amended and restated investors’ rights agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

Right of First Refusal and Co-Sale Agreement

Pursuant to our equity compensation plans and certain agreements with certain holders of our capital stock, including Jack Dorsey, Jim McKelvey, Khosla Ventures III, LP, entities affiliated with JPMC Strategic Investments, entities affiliated with Sequoia Capital and entities affiliated with Rizvi Traverse, including an amended and restated right of first refusal and co-sale agreement, we or our assignees have a right to purchase shares of our capital stock which stockholders propose to sell to other parties. This right was terminated upon the completion of our initial public offering.

Other Transactions

We have entered into change of control and severance agreements with certain of our executive officers that, among other things, provides for certain severance and change of control benefits. See the section titled and “Executive Compensation—Potential Payments on Termination or Change of Control.”

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

In addition, an affiliate of JPMC Strategic Investments has provided us with payment processing services for a significant portion of our payment volumes and in connection with such arrangements, has received, and may in the future receive, certain customary fees. During the year ended December 31, 2015, our payments to this affiliate constituted approximately 2% of our total transaction costs.

Other than as described above, since January 1, 2015, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm’s length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Our audit and risk committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The charter of our audit and risk committee provides that our audit and risk committee shall review and approve in advance any related party transaction.

We have a formal written policy providing that we are not permitted to enter into any transaction that exceeds $120,000 and in which any related person has a direct or indirect material interest without the consent of our audit and risk committee. In approving or rejecting any such transaction, our audit and risk committee is to consider the relevant facts and circumstances available and deemed relevant to our audit and risk committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether such transaction would impair the independence of an outside director, whether such transaction would present an improper conflict of interest for any director or executive officer of our company and the extent of the related person’s interest in the transaction.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal ended December 31, 2015, all Section 16(a) filing requirements were satisfied on a timely basis.

Fiscal Year 2015 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2015 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at https://squareup.com/about/investors and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Square, Inc., Attention: Investor Relations, 1455 Market Street, Suite 600, San Francisco, California 94103.

*    *    *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

San Francisco, California

April 29, 2016

SQUARE, INC. 1455 MARKET STREET, SUITE 600 SAN FRANCISCO, CA 94103

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SQ2016

You may attend the meeting via the Internet and vote during the meeting. Have your proxy card in hand when you access the web site.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E10659-P80041                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SQUARE, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following Class I nominees:
1.	Election of Directors	☐	☐	☐

Nominees:
01) Jack Dorsey
02) Earvin “Magic” Johnson, Jr.
03) David Viniar

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

2.	ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.						☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on the following proposal:						One Year	Two Years	Three Years	Abstain

3.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.					☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain

4.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2016.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E10660-P80041

SQUARE, INC.

Annual Meeting of Stockholders

June 23, 2016 11:00 AM PDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jack Dorsey, Sarah Friar and Dana Wagner, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SQUARE, INC. that the stockholder(s) is/are entitled to vote at the annual meeting of stockholders to be held at 11:00 AM PDT on June 23, 2016, at www.virtualshareholdermeeting.com/SQ2016, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side